UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2008 (January 15, 2008)

FIRST FARMERS AND MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	0-10972	62-1148660

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

816 South Garden Street
Columbia, Tennessee	38402-1148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (931) 388-3145
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 15, 2008, the Board of Directors of First Farmers and Merchants Corporation (the “Corporation”) and the Board of Directors of First Farmers and Merchants Bank, a wholly-owned subsidiary of the Corporation (the “Bank”), determined that Timothy E. Pettus, President of the Corporation and the Bank, should be a member of the Board of Directors of the Corporation and the Bank, respectively, to satisfy the requirement of the Tennessee Banking Act that the president of a state-chartered bank shall also be a director and to maintain the identical membership of both Boards of Directors. Therefore, John P. Tomlinson, III, the Chief Administrative Officer of the Bank, resigned as a director of the Corporation and the Bank effective January 15, 2008. Mr. Tomlinson’s resignation is not a result of a disagreement with the Corporation or the Bank and Mr. Tomlinson will retain his position as Chief Administrative Officer of the Bank. The Boards of Directors of the Corporation and the Bank then elected Mr. Pettus as a director of the Corporation and the Bank, respectively, effective January 15, 2008, to fill the vacancy created by Mr. Tomlinson’s resignation. Mr. Pettus was also appointed to the Deferred Profit-Sharing Benefit Committee and the Executive Committee of the Board of Directors of the Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION
Date: January 22, 2008	By:	/s/ T. Randy Stevens
T. Randy Stevens
Chairman and Chief Executive Officer

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